                                                                     EXHIBIT 3.2


                                B Y E - L A W S

                                      of

                         GLOBAL CROSSING HOLDINGS LTD.

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-
                                    Laws of


                         GLOBAL CROSSING HOLDINGS LTD.


as subscribed by the subscribers to the Memorandum of Association and approved at the Statutory meeting of the above Company on the 30th April, 1998.



                                            /s/ Lorraine Dean

                                            Assistant Secretary


                                                               [SEAL]




                                  Prepared by
                        Messrs Appleby Spurling & Kempe
                                  Cedar House
                                41 Cedar Avenue
                               Hamilton, Bermuda

                                   I N D E X
                                   ---------




BYE-LAW         SUBJECT                                             PAGE
-------         -------                                             ----

1               Interpretation                                       1,2
2               Registered Office                                      3
3,4             Share Rights                                         3,4
5,6             Modification of Rights                                 4
7-9             Shares                                                 5
10-12           Certificates                                         5,6
13-15           Lien                                                 6,7
16-21           Calls on Shares                                      7,8
22-28           Forfeiture of Shares                                9,10
29              Register of Shareholders                              11
30              Register of Directors and Officers                    11
31-34           Transfer of Shares                                 11,12
35-38           Transmission of Shares                             13,14
39-41           Increase of Capital                                14,15
42,43           Alteration of Capital                              15,16
44,45           Reduction of Capital                                  16
46              General Meetings and Written Resolutions           16,17
47,48           Notice of General Meetings                            18
49-55           Proceedings at General Meetings                    19,20
56-67           Voting                                             21-23
68-73           Proxies and Corporate Representatives              24-26
74-76           Appointment and Removal of Directors               26,27

BYE-LAW         SUBJECT                                            PAGE
-------         -------                                            -----

77              Resignation and Disqualification of Directors       27

78-80           Alternate Directors                              27,28

81              Directors' Fees and Additional
                Remuneration and Expenses                        28,29
82              Directors' Interests                             29,30
83-87           Powers and Duties of the Board                   30-32
88-90           Delegation of the Board's Powers                 32,33
91-99           Proceedings of the Board                         33-36
100             Officers                                            36
101             Minutes                                          36,37
102,103         Secretary and Resident Representative               37
104             The Seal                                         37,38
105-111         Dividends and Other Payments                     38-40
112             Reserves                                            41
113,114         Capitalization of Profits                        41,42
115             Record Dates                                        42
116-118         Accounting Records                               42,43
119             Audit                                               43
120-122         Service of Notices and Other Documents           43,44
123             Winding Up                                          45
124-128         Indemnity                                        45-47
129             Amalgamation                                        47
130             Continuation                                        48
131             Alteration of Bye-Laws                              48

                                B Y E - L A W S

                                       of

                         GLOBAL CROSSING HOLDINGS LTD.


                                 INTERPRETATION


1. (1) In these Bye-Laws unless the context otherwise requires - "BERMUDA" means the Islands of Bermuda;

          "BOARD" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

          "THE COMPANIES ACTS" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

          "COMPANY" means the company incorporated in Bermuda under the name of GLOBAL CROSSING HOLDINGS LTD. on the 30th day of April, 1998;

          "OFFICER" means a person appointed by the Board pursuant to Bye-Law 100 of these Bye-Laws and shall not include an auditor of the Company;

          "PAID UP" means paid up or credited as paid up;

          "REGISTER" means the Register of Shareholders of the Company;

          "REGISTERED OFFICE" means the registered office for the time being of the Company;

          "RESIDENT REPRESENTATIVE" means the person (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the

1
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          Companies Acts and includes any assistant or deputy Resident
          Representative appointed by the Board to perform any of the duties of the Resident Representative;

          "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these Bye-Laws;

          "SEAL" means the common seal of the Company and includes any duplicate thereof;

          "SECRETARY" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

          "SHAREHOLDER" means a shareholder or member of the Company;

          "THESE BYE-LAWS" means these Bye-Laws in their present form or as from time to time amended;

     (2) For the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

     (3) Words importing only the singular number include the plural number and vice versa;

     (4) Words importing only the masculine gender include the feminine and neuter genders respectively;

     (5) Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

     (6) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

     (7) Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                               REGISTERED OFFICE


2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.


                                  SHARE RIGHTS


3. Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.


4. (1) Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:

          (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or,

          (b) that they are liable to be redeemed at the option of the Company; and/or,

          (c) if authorised by the memorandum/Incorporating act of the Company, that they are liable to be redeemed at the option of the holder.

          The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

     (2) The Board may, at its discretion and without the sanction of a Resolution authorise the purchase by the Company of its own shares upon such terms as the Board may in its discretion determine PROVIDED ALWAYS that such purchase is effected in accordance with the provisions of the Companies Acts.


                             MODIFICATION OF RIGHTS


5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

6. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                                    SHARES


7. Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

9. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.


                                  CERTIFICATES


10. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

                                      LIEN


13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such

     Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

14. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

15. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.


                                CALLS ON SHARES

16. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

17. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

18. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

19. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

20. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.


                              FORFEITURE OF SHARES


22. If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

23. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

24. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

25. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

26. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

27. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

28. An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.


                            REGISTER OF SHAREHOLDERS


29. The Secretary shall establish and maintain the Register at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10.00 a.m. and 12.00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 9.


                       REGISTER OF DIRECTORS AND OFFICERS


30. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.


                               TRANSFER OF SHARES

31. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.


32. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:-


     (1) the instrument of transfer is duly stamped and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,


     (2)  the instrument of transfer is in respect of only one class of share,


     (3) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.


     Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 31 and 33.


33. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

34. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.


                             TRANSMISSION OF SHARES


35. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.


36. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

37. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

38. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 35, 36 and 37.

                              INCREASE OF CAPITAL

39. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.


40. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.


41. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.


                             ALTERATION OF CAPITAL


42.  The Company may from time to time by Resolution:-

     (1) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

     (2) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

     (3) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

     (4) make provision for the issue and allotment of shares which do not carry any voting rights;

     (5) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

     (6)  change the currency denomination of its share capital.

     Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

43. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.


                              REDUCTION OF CAPITAL


44. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium or contributed surplus account in any manner.

45. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.


                    GENERAL MEETINGS AND WRITTEN RESOLUTIONS


46. (1) The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

     (2) Except in the case of the removal of auditors and Directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a Resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.




                           NOTICE OF GENERAL MEETINGS

47.  An Annual General Meeting shall be called by not less than   5    days
     notice in writing and a Special General Meeting shall be called by not less
     than  5     days notice in writing.  The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 120 and 121 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to any Director or Resident

     Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:-

     (1) in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

     (2) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.


48. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.



                        PROCEEDINGS AT GENERAL MEETINGS


49. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two Shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

50. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy shall be a quorum provided that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than 5 days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

51. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

52. Each Director upon giving the notice referred to in Bye-Law 47 above, and the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

53. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such

     Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

54. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

55. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.


                                     VOTING

56. Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

57. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:-

     (1)  the chairman of the meeting; or

     (2)  at least three Shareholders present in person or represented by proxy;
          or

     (3) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

     (4) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.


     The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

58. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

59. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

60. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

61.  On a poll, votes may be cast either personally or by proxy.

62. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

63. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

64. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

65. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

66. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

67.  If;
     (1)  any objection shall be raised to the qualification of any voter; or,

     (2) any votes have been counted which ought not to have been counted or which might have been rejected; or,

     (3) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs.
     Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.


                     PROXIES AND CORPORATE REPRESENTATIVES


68. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

69. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

70. Subject to Bye-Law 69, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

71. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

72. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

73. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.


                      APPOINTMENT AND REMOVAL OF DIRECTORS



74. The number of Directors shall be such number not less than two as the Company by Resolution may from time to time determine and, subject to the Companies Acts and these Bye-Laws, the Directors shall serve until re-elected or their successors are appointed at the next Annual General Meeting. All Directors, upon election or appointment, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

75. The Company shall at the Annual General Meeting and may by Resolution determine the minimum and the maximum number of Directors and may by Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

76. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board.


     RESIGNATION AND DISQUALIFICATION OF DIRECTORS

77. The office of a Director shall be vacated upon the happening of any of the following events:

     (1) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

     (2)  if he becomes of unsound mind or a patient for any purpose of any
          statute   or applicable law relating to mental health and the Board
          resolves that his office is vacated;

     (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;

     (4)  if he is prohibited by law from being a Director;

     (5) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.


                              ALTERNATE DIRECTORS

77. A Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant


     Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.


79. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.


80. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

           DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND

                                   EXPENSES



81. The amount, if any, of Directors' fees shall from time to time be determined by the Company by Resolution and in the absence of a determination to the contrary such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.



                             DIRECTORS' INTERESTS



82. (1) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

     (2) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     (3) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

     (4) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which
          these Bye-Laws allow   him to be appointed or from any transaction or
          arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

     (5) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.


                        POWERS AND DUTIES OF THE BOARD

83. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.


84. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.


85. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.


86. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.


87. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.


                       DELEGATION OF THE BOARD'S POWERS



88. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

89. The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 90, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.


90. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.


                           PROCEEDINGS OF THE BOARD



91. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.


92. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.



93. (1) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two individuals. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

     (2) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

     (3) The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.


94. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing

Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

95. The Chairman (or President) or, in his absence, the Deputy Chairman (or Vice-President), shall preside as chairman at every meeting of the Board. If at any meeting the Chairman or Deputy Chairman (or the President or Vice-President) is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.


96. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.


97. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.


98. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.


99. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.



                                   OFFICERS



100. The Officers of the Company shall include a President and a Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.


                                    MINUTES



101. The Board shall cause minutes to be made and books kept for the purpose of recording -

     (1) all appointments of Officers made by the Board;

     (2) the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee;

     (3) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders;

     (4) of all proceedings of its managers (if any).

     Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 118 and the minutes of meetings of the Shareholders of the Company.



                     SECRETARY AND RESIDENT REPRESENTATIVE


102. The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.


103. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.


                                   THE SEAL


104. (1) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

     (2) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary or by any one person whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication


                         DIVIDENDS AND OTHER PAYMENTS



105. The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 113, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.


106. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:-

     (1) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

     (2) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.


107. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

108. No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.


109. Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.


110. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.


111. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

                                   RESERVES



112. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.



                           CAPITALIZATION OF PROFITS



113. The Board may, from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.


114. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.


                                 RECORD DATES



115. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.


                              ACCOUNTING RECORDS



116. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

117. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.


118. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.


                                     AUDIT



119. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.


                    SERVICE OF NOTICES AND OTHER DOCUMENTS



120. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.


121. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.


122. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.



                                  WINDING UP



123. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.


                                   INDEMNITY



124. Subject to the proviso below, every Director, Officer of the Company and member of a committee constituted under Bye-Law 90 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-

     Law shall not extend to any matter which would render it void pursuant to the Companies Acts.


125. Every Director, Officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.


126. To the extent that any Director, Officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.


127. Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Director, Officer, or member of a committee duly constituted under Bye-Law 90 on account of any action taken by such Director, Officer, or member of a committee or the failure of such Director, Officer, or member of a committee to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Director, Officer, or member of a committee duly constituted under Bye-Law 90 or to recover any gain, personal profit or advantage to which such Director, Officer, or member of a committee duly constituted under Bye-Law 90 is not legally entitled.



128. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 124 and 125 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 124 and 125.



     Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law 128 are made to meet expenditures incurred for the purpose of enabling such Director, Officer, or member of a committee duly constituted under Bye-Law 90 to properly perform his or her duties as an officer of the Company.


                                 AMALGAMATION



129. Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 49 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 57.

                                 CONTINUATION



130. Subject to the Companies Act, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.



                            ALTERATION OF BYE-LAWS



131. These Bye-Laws may be amended from time to time in the manner provided for in the Companies Acts.

                                   BYE-LAWS

                                      OF

                         Global Crossing Holdings Ltd.


We, being the subscribers to the Memorandum of Association of the above company hereby subscribe to the above written Bye-Laws pursuant to section 13(4) of the Companies Act 1981.



               NAME                             SIGNATURE
               ----                             ---------


               Jill M. Virgil-Smith             /s/ Jill M. Virgil-Smith
               --------------------             -------------------------


               Stacy L. Robinson                /s/ Stacy L. Robinson
               --------------------             -------------------------

               Rachael M. Lathan                /s/ Rachael M. Lathan
               --------------------             -------------------------

               Andresa L. Tucker                /s/ Andresa L. Tucker
               --------------------             -------------------------


                       Dated this 30th day of April 1998

                                              Form of Certificate of Designation
                                              of Terms of Global Crossing
                                              Holdings Ltd. Preferred Stock


                                   SCHEDULE A
                                   ----------

                      SENIOR EXCHANGEABLE PREFERRED STOCK

        The terms of the Company's authorized Senior Exchangeable Preferred Stock shall be as set forth below in this Schedule A.

        (a)     DESIGNATION. There is hereby authorized 7,500,000 shares of
                -----------
preferred stock as designated by the Company's Board of Directors, of which 5,000,000 shares initially will be authorized, issued and outstanding pursuant to the Offering, and up to 2,500,000 shares will be designated and reserved for issuance to pay dividends on the Preferred Stock if the Company elects to pay dividends on the Preferred Stock in additional shares of Preferred Stock prior to June 1, 2002 in accordance with the terms of the Preferred Stock. All of such shares will be designated as shares of Preferred Stock and will have a liquidation preference of $100.00 per share.

        (b)     CURRENCY. The Preferred Stock shall be denominated in United
                --------
States currency and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references to "$" or "dollars" refer to United States currency.

        (c)     RANKING.
                -------

                (1) The Preferred Stock will rank junior in right of payment to all indebtedness and other liabilities of the Company. The Company will have the ability to issue additional shares of Preferred Stock to pay dividends thereon, if it so elects, on any Dividend Payment Date prior to June 1, 2002.

                (2) With respect to dividends and rights upon the liquidation, winding-up and dissolution of the Company, the Preferred Stock will rank (i) senior to each class of capital stock of the Company outstanding or established after the Issue Date by the Company's Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Preferred Stock as to dividends and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein, together with the common stock of the Company, as "Junior Securities"); (ii) subject to certain conditions, on a parity with each other class of preferred stock established after the Issue Date by the Company's Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividends and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein as the "Parity Securities"); and (iii) subject to certain conditions, junior to each class of preferred stock established after the Issue Date by the Company's Board of Directors the terms of which expressly provide that such class or series will rank senior to the

Preferred Stock as to dividends and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein as the "Senior Securities"). The Company may not authorize any new class of Senior Securities without the approval of the Holders of at least a majority of the then outstanding shares of Preferred Stock, voting or consenting as a separate class. The Company may, however, authorize any new class of Parity Securities or Junior Securities without the approval of any Holder of Preferred Stock.

        (d)     DIVIDENDS.
                ---------

                (1) The Holders of the Preferred Stock will be entitled to receive when, as and if dividends are declared by the Company's Board of Directors out of funds legally available therefor, dividends on the Preferred Stock from the Issue Date at the rate per annum equal to 10.5% of the Liquidation Preference per share of Preferred Stock, payable semi-annually in arrears on each June 1 and December 1, or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the immediately preceding May 15 and November 15 (each, a "Record Date"). Dividends will be payable in cash, except that on each Dividend Payment Date occurring prior to June 1, 2002, dividends may be paid, at the Company's option, by the issuance of additional shares of Preferred Stock (including fractional shares) having an aggregate Liquidation Preference per share of Preferred Stock equal to the amount of such dividends. The issuance of such additional shares of Preferred Stock will constitute "payment" of the related dividend for all purposes. The first dividend payment of Preferred Stock will be payable on June 1, 1999. Beginning on June 1, 2002 dividends on the Preferred Stock will be payable only in cash. Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                (2) Dividends on the Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. In the event that dividends on the Preferred Stock are in arrears and unpaid for three or more semi-annual Dividend Periods (whether or not consecutive), Holders of the Preferred Stock will be entitled to certain voting rights. See paragraph (g). The Company will take all actions required or permitted under Bermuda law to permit the payment of dividends on the Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Bermuda law, and to make or keep funds legally available for the payment of dividends. Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record of Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Company's Board of Directors.

                (3) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock. No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock will share dividends pro rata with the Parity Securities. So long as any Preferred Stock is outstanding and unless and until full cumulative dividends have been paid (or are deemed paid) in full on the Preferred Stock: (i) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Parity Securities or Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value; (iv) no warrants, rights, calls or options to purchase any Parity Securities or Junior Securities shall be directly or indirectly issued; and (v) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities or Junior Securities.


        (e)     LIQUIDATION PREFERENCE.
                ----------------------

                (1) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or a reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each Holder of the Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the then effective Liquidation Preference per share of Preferred Stock held by such holder, plus all accumulated and unpaid dividends thereon to the date such liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the then effective Liquidation Preference and all accumulated and unpaid dividends to which Holders of Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or a reduction or decrease in its capital stock, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such Holder is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock.

                (2) No funds are required to be set aside to protect the Liquidation Preference of the Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the shares of the Preferred Stock and there can be no assurance that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, or a reduction or decrease in its capital stock, that there will be funds available in an amount sufficient to pay such Liquidation Preference in full, in part or at all.

        (f)     REDEMPTION.
                ----------

        (1)     Optional Redemption.
                -------------------

                        (i)  Except as set forth below and under paragraph
(f)(3), the Preferred Stock will not be redeemable at the Company's option prior to December 1, 2003. Thereafter, the Preferred Stock will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in accordance with the terms of a redemption notice mailed by the Company, or at the direction of the Company, by first class mail to each Holder whose Preferred Stock is to be redeemed at its registered address, at the redemption prices (expressed as percentages of the then effective Liquidation Preference) set forth below, plus all accumulated and unpaid dividends thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

                Year                           Percentage
                ----                           ----------
                2003..........................  105.250%
                2004..........................  103.500%
                2005..........................  101.750%
                2006 and thereafter...........  100.000%

                (ii) Notwithstanding the foregoing, at any time prior to December 1, 2001, the Company may, on any one or more occasions, redeem up to 35% of the then effective aggregate Liquidation Preference of the Preferred Stock then outstanding at a redemption price equal to 110.500% of the then effective Liquidation Preference thereof, plus all accumulated and unpaid dividends thereon to the redemption date, with the net cash proceeds received from one or more Equity Offerings made by the Company or GCL (to the extent such net cash proceeds received by GCL were contributed to the Company as common equity capital); provided that at least 65% of the then effective aggregate Liquidation Preference of Preferred Stock then outstanding remains outstanding immediately after the occurrence of any such redemption. The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering and any such redemption may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering.

                (iii) In addition, at any time prior to December 1, 2003, the Preferred Stock may also be redeemed at the option of the Company, in whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the then effective Liquidation Preference thereof, plus the Applicable Premium as of, and all accumulated and unpaid dividends thereon to, the date of redemption (the "Redemption Date").

                        (iv) "Applicable Premium" means, with respect to any share of Preferred Stock on any Redemption Date (a) the present value of (i) dividends on the Preferred Stock accumulating until and including December 1, 2003 (assuming payment thereof in cash on the applicable Dividend Payment Dates) and (ii) the Liquidation Preference and any applicable optional redemption premium therefor payable on such date for such share (assuming payment thereof on December 1, 2003), computed using a discount rate equal to the Treasury Rate plus 50 basis points less (b) the Liquidation Preference of $100.00 per share..

                        (v) "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 1, 2003; provided, however, that if the period from the Redemption Date to December 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


                (2)     Mandatory Redemption. On the Mandatory Redemption Date,
                        --------------------
the Company will be required to redeem all outstanding shares of Preferred Stock at a price in cash equal to the then effective Liquidation Preference thereof, plus all accumulated and unpaid dividends thereon to the date of redemption. The Company will not be required to make sinking fund payments with respect to the Preferred Stock. The Company will take all actions required or permitted under Bermuda law to permit such redemption.

                (3)     Optional Tax Redemption
                        -----------------------

                        (i) The Preferred Stock will be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the then effective Liquidation Preference thereof, plus all accumulated and unpaid dividends thereon to the redemption date if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Preferred Stock is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after the date hereof, the Company or a successor corporation is or would be required on the next succeeding dividend payment date to pay Additional Amounts with respect to the Preferred Stock, as described paragraph (f)(4), and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

                  (ii) In addition, the Preferred Stock will be subject to redemption at the option of the Company at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the then effective Liquidation Preference thereof, plus all accumulated and unpaid dividends thereon to the redemption date, if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge imposed on any Holder of Preferred Stock.

          (4) Payment of Additional Amounts.  If any deduction or withholding
              -----------------------------
for any present or future taxes, assessments or other governmental charges of
(x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Preferred Stock is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation with respect to the Preferred Stock, the Company or a successor corporation will pay to each Holder of Preferred Stock as additional dividends, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder of such Preferred Stock who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall be not less than the amount specified in such Preferred Stock to which such Holder is entitled; provided, however, that the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

            (i) Any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, (b) the presentation of Preferred Stock (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later, or (c) the presentation of Preferred Stock for payment in Bermuda or any political subdivision thereof or therein, unless such Preferred Stock could not have been presented for payment elsewhere;

            (ii) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

            (iii) Any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of the Liquidation Preference of or any dividends on the Preferred Stock;

            (iv) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Preferred Stock to comply with a request of the Company addressed to the Holder (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

           (v) Any combination of items (i), (ii), (iii) and (iv) above;

nor shall Additional Amounts be paid with respect to any payment of the Liquidation Preference of or dividends on any Preferred Stock to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Preferred Stock is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Preferred Stock.

          The Company shall provide the Transfer Agent with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the Holders of the Preferred Stock or the Transfer Agent, as applicable, upon request therefor.

          All references herein to dividends on the Preferred Stock shall include any Additional Amounts payable by the Company in respect of such Preferred Stock.

          (g) VOTING RIGHTS.
              -------------

              (1) Holders of record of the Preferred Stock will have no voting rights, except as required by law and as provided herein. Upon: (i) the accumulation of unpaid dividends (and, if beginning on June 1, 2002 such dividends are not paid in cash) on the outstanding Preferred Stock in an amount equal to three semi-annual dividend payments (whether or not consecutive); (ii) failure by the Company to satisfy any repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) or mandatory redemption obligation with respect to the Preferred Stock; (iii) failure by the Company to comply with the provisions described under paragraph (i)(1); (iv) failure by the Company for 60 days after notice by any Holder to comply with any of its other agreements applicable to the Preferred Stock set forth herein; or
(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more (each of the events described in the immediately preceding clauses (i) - (v) being referred to herein as a "Voting Rights Triggering Event"); then the Holders of a majority of the then outstanding shares of Preferred Stock, voting as a separate single class, will be entitled to elect two members to the Company's Board of Directors and the number of members of the Company's Board of Directors will immediately and automatically be increased by two. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Preferred Stock are paid in full and all other Voting Rights Triggering Events have been cured or waived by the Holders of at least a majority of the then outstanding shares of Preferred Stock, at which time the term of office of any such members of the Company's Board of Directors so elected shall terminate and such directors shall be deemed to have resigned.

              (2) In addition to the provisions described above under paragraph
(c), the Company will not, without the approval of the Holders of at least two-thirds of the then outstanding shares of Preferred Stock, amend, alter or repeal any of the provisions of the

Company's Bye-laws (or the Memorandum of Increase) so as to adversely affect the powers, preferences or rights of the Holders of the Preferred Stock, or reduce the time for any notice to which the Holders of the Preferred Stock may be entitled. Subject to the provisions described above under paragraph (c), an amendment thereof (or of the Memorandum of Increase) solely to authorize or create, or to increase the amount of Junior Securities, Parity Securities or Senior Securities, shall not be deemed to adversely affect the powers, preferences or rights of the Holders of the Preferred Stock.

            (h) EXCHANGE.
                --------

                (1) The Company may, at its option, on any Dividend Payment Date, exchange, in whole, but not in part, all then outstanding shares of Preferred Stock for Exchange Notes with a principal amount equal to the then effective Liquidation Preference of the Preferred Stock; provided that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; and (ii) immediately after giving effect to such exchange, no Default or Event of Default under the Indenture or the Senior Notes Indenture (in each case as defined therein) would exist or be caused thereby.

                (2) Upon any exchange pursuant to the preceding paragraph, Holders of Preferred Stock will be entitled to receive $1.00 principal amount of Exchange Notes for each $1.00 of the then effective Liquidation Preference per share of Preferred Stock held by such Holders. The Exchange Notes will be issued in registered form, without coupons and will be issued in principal amounts of $1,000 and integral multiples thereof (to the extent possible) so that the Holders of Preferred Stock will receive certificates representing the entire amount of Exchange Notes to which the Holders of Preferred Stock are entitled; provided that the Company may pay cash in lieu of issuing Exchange Notes having a principal amount less than $1,000.

                (3) Notice of the intention to exchange the Preferred Stock into Exchange Notes will be sent by or on behalf of the Company not more than 60 nor less than 30 days prior to the date of exchange (the "Exchange Date"), by first class mail, postage prepaid, to each holder of record of Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which the Preferred Stock may then be listed or admitted to trading, such notice will state: (i) the Exchange Date;
(ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the Preferred Stock to be exchanged will cease to accumulate on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Notes have been duly executed and authenticated and deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the Preferred Stock to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock of the Company, but not as Preferred Stock, and all rights of the Holders thereof as shareholders of the Company will cease, except the right of such Holders to receive upon surrender of their certificates the Exchange Notes and all accrued and unpaid interest thereon.

            (i) REPURCHASE AT THE OPTION OF HOLDERS.
                -----------------------------------

               (1) Change of Control.
                   -----------------

               (i) Upon the occurrence of a Change of Control, each Holder of Preferred Stock will have the right to require the Company to purchase all or any part of such Holder's Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the then effective Liquidation Preference thereof, plus all accumulated and unpaid dividends thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive dividends due on the relevant Dividend Payment Date); provided, however, that the Company shall not be obligated to repurchase Preferred Stock pursuant to this covenant in the event that it has exercised its rights to redeem all of the Preferred Stock as described under paragraph (f)(1). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase such Holder's Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), in accordance with the procedures required herein and described in such notice.

              (ii) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

             (iii) On the Change of Control Payment Date, the Company will, to the extent lawful, (A) accept for payment all Preferred Stock properly tendered pursuant to the Change of Control Offer, (B) deposit with the Transfer Agent an amount equal to the Change of Control Payment in respect of the Preferred Stock so tendered and (C) deliver or cause to be delivered to the Transfer Agent Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of Preferred Stock being purchased by the Company. The Transfer Agent will promptly mail or deliver to each Holder of Preferred Stock so tendered the Change of Control Payment for such Preferred Stock, and the Transfer Agent will promptly countersign and mail or deliver (or cause to be transferred by book-entry) to each Holder new Preferred Stock equal in Liquidation Preference to any unpurchased portion of Preferred Stock surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              (iv) The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company, and purchases all Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

               (2) Asset Sales.
                   -----------

                (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (A) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Transfer Agent) of the assets or Equity Interests issued or sold or otherwise disposed of and (B) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents and (C) the Net Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Proceeds (1) first, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, to the redemption or repurchase of outstanding Indebtedness and (2) to the extent of the balance of such Net Proceeds after application as described in (1) above and to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, to reinvest, or enter into a legally binding agreement to reinvest, such Net Proceeds (or any portion thereof) in assets that are used or useful in a Permitted Business. The balance of such Net Proceeds, after the application of such Net Proceeds as described in the immediately preceding clauses (1) and (2), shall constitute "Excess Proceeds."

                (ii) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make an offer to all Holders of Preferred Stock (an "Asset Sale Offer") to purchase the maximum Liquidation Preference of Preferred Stock that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the effective Liquidation Preference thereof, plus all accumulated and unpaid dividends thereon to the date of purchase, in accordance with the procedures set forth herein. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds at its discretion. If the aggregate Liquidation Preference of Preferred Stock tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Transfer Agent shall select the Preferred Stock to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

                (iii) The amount of (x) any liabilities (as shown on the Company's (or such Restricted Subsidiary's, as the case may be) most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or any Restricted Subsidiary from all liability in respect thereof, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale and (z) any securities, notes or other obligations received by the Company (or such Restricted Subsidiary, as the case may be) from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company (or such Restricted Subsidiary, as the case may be) into cash and/or Cash Equivalents (to the extent of the cash and/or Cash Equivalents received), will be deemed to be cash and/or Cash Equivalents for purposes of this provision.

            (j) COVENANTS.
                ---------

               (1) Restricted Payments

                   (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (A) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect Holders of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (C) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Securities (other than dividends or distributions payable in Junior Securities (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); or (D) make any Restricted Investment (all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as "Restricted Payments"), unless:

                           (1) at the time of and after giving effect to such
            Restricted Payment, no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof;

                           (2) in the case of paragraph (j)(1)(i)(A), (B) or
            (C), and, in the case of any Restricted Investment that is not an Investment in a Permitted Business, the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either paragraphs
            (j)(2)(A)(1) or (2); and

                           (3) such Restricted Payment, together with the
            aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries and any Permitted Investments made pursuant to clause (h) of the definition of Permitted Investments after the date hereof (excluding Restricted Payments permitted by paragraphs (j)(1)(ii)(C), (D), (E), (G), (H) and (I) but, in the case of clause (H), only to the extent that such Restricted Payments are reflected as an expense on the income statement of
            GCL), is less than the sum, without duplication, of (i) the remainder of (x) 100% of the cumulative Consolidated Cash Flow (or, in the case Consolidated Cash Flow shall be negative, less 100% of such deficit) from the Issue Date through the last day of the last full fiscal quarter immediately preceding such Restricted Payment minus (y) the product of 1.5 times the cumulative Consolidated Interest Expense from the date hereof through the last day of the last full fiscal quarter immediately preceding such Restricted Payment, plus (ii) 100% of the aggregate net cash proceeds and the fair market value (as determined in good faith by the Board of Directors) of property or assets received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and including the Preferred Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus the amount of cash or the fair market value (as determined above) of property or assets received by the Company or any Restricted Subsidiary upon such conversion or exchange, plus (iii) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than GCL, the Company or any Subsidiary of the Company, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses (x), (y) or (z) the aggregate amount of Restricted Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date, plus (iv) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of proceeds (net of any cost of disposition) equal to the initial amount of such Restricted Investment.

          (ii) The foregoing provisions will not prohibit (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions;
(B) the payment of any dividend on the Preferred Stock; (C) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from paragraph (j)(3)(ii); (D) the defeasance, redemption, retirement, repurchase or other acquisition of Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing

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Indebtedness; (E) the payment of any dividend by a Restricted
Subsidiary of the Company to the Holders of its Equity Interests on a pro rata basis; (F) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of GCL, the Company or any of its Restricted Subsidiaries held by any member of GCL's, the Company's or such Restricted Subsidiary's management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10.0 million in any twelve-month period (with unused amounts being carried over to succeeding twelve-month periods, subject to a maximum of $15.0 million in any twelve-month period); (G) Investments in the PC-1 Companies and Global Access Limited in an aggregate amount not to exceed $275.0 million; (H) Investments made with the net cash proceeds received from an Equity Offering made by the Company or GCL (but only to the extent such net cash proceeds received by GCL were contributed to the Company as common equity capital); (provided that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded from paragraph (j)(3)(ii)) plus 50% of the net gain realized and not otherwise included in Consolidated Cash Flow from the sale of Restricted Ivestments; (I) the payment of any dividend or the making of any distribution to GCL by the Company or any Restricted Subsidiary to pay or permit GCL to pay any GCL Expenses or any Related Taxes; and (J) other Restricted Payments in an aggregate amount not to exceed $25.0 million.

          (iii) The Board of Directors may not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made (other than the amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "Designation") unless: (A) no Voting Rights Triggering Event shall have occurred and be continuing at the time of or after giving effect to such Designation; (B) the Company would, immediately after giving effect to such Designation, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (A) or (B) of paragraph (j)(2)(i); and
(C) the Company would not be prohibited under the terms of the Preferred Stock from making an Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of paragraphs (j)(1)(i)(1) and
(2)) in an amount equal to the fair market value of the net Investment of the Company or any other Restricted Subsidiary in such Subsidiary on such date.

          (iv) In the event of any such Designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such Designation.

          (v) A Designation may be revoked (a "Revocation") by a resolution of the Board of Directors delivered to the Transfer Agent, provided that the Company will not make any Revocation unless: (A) no Voting Rights Triggering Event shall have occurred and be continuing at the time of or after giving effect to such Designation and (B) all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under paragraph (j)(2).

          (vi) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment. The fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors (such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million).

            (2) Incurrence of Indebtedness and Issuance of Preferred Stock.
                ----------------------------------------------------------

                (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or Preferred Stock if either:

                    (A) the Consolidated Leverage Ratio is less than 5.5 to 1.0 (prior to December 1, 2001), or 5.0 to 1.0 (subsequent to December 1,
          2001); or

                    (B)  the Consolidated Capital Ratio is less than 2.5 to 1.0.

                (ii) Notwithstanding the foregoing, the provisions of the paragraph set forth above will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

                    (A) The incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

                    (B) The incurrence of Indebtedness by the Company to any Restricted Subsidiary or Indebtedness of any Restricted Subsidiary to the Company or any other Restricted Subsidiary (but only for so long as such Indebtedness is held by the Company or such Restricted Subsidiary);

                    (C) The issuance by the Company of preferred stock to any other Restricted Subsidiary or the issuance by any Restricted Subsidiary of preferred stock to the Company or any other Restricted Subsidiary (but only for so long as such preferred stock is held by the Company or such Restricted Subsidiary);

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

                    (D) The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to acquisitions of capacity made in the ordinary course of business;

                    (E) The incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness that is permitted to be outstanding;

                    (F) The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company; provided, however, that at the time such Restricted Subsidiary is acquired by the Company (giving effect to such acquisition), the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the immediately preceding paragraph;

                    (G) The incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under paragraph (j)(2)(i) or clauses (A), (F), (G),
          (H), (J), (M) or (N) of this paragraph;

                    (H) The incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness not otherwise permitted to be incurred pursuant to this paragraph in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (H), not to exceed $50.0 million;

                    (I) The incurrence of Indebtedness by a Receivables Entity in a Qualified Receivables Transaction, provided that the proceeds thereof are applied in accordance with paragraph (i)(2).

                    (J) The incurrence by the Company or any Restricted Subsidiary of Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 100% of the cost of construction, installation, acquisition, lease, development, design, engineering, financing, testing, start-up, upgrade, completion or improvement of assets (together with related soft costs) used in the business of the Company or such Restricted Subsidiary;

                    (K)  Letters of Credit that are cash collateralized;

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

                    (L) Letters of Credit in an aggregate principal amount equal to $200.0 million less the amount of outstanding Indebtedness under clause (M) of this paragraph;

                    (M) The incurrence by the Company or any of its Restricted Subsidiaries of revolving credit Indebtedness in an aggregate amount not to exceed $200.0 million at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (M); and

                    (N) The guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant.

               (3) Merger, Consolidation, or Sale of Assets  Without the
                   ----------------------------------------
affirmative vote of the Holders of a majority of the then outstanding shares of Preferred Stock, voting or consenting, as a separate class, the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, or Bermuda; (ii) the Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereon that the Preferred Stock had immediately prior to such transactions;
(iii) immediately after such transaction, except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to either paragraph (j)(2)(i)(A) or (B). The Company also may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

               (4) Transactions with Affiliates.
                   ----------------------------

                   (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (A) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company delivers to theTransfer Agent a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (A) above and that such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view is obtained from an accounting, appraisal or investment banking firm of national standing.

                   (ii) Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (A) (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans, (2) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) any transaction with an officer or director in the ordinary course of business not involving more than $250,000 in any one case, or (4) Management Advances and payments in respect thereof, (B) transactions between or among the Company and/or its Restricted Subsidiaries or any Receivables Entity, (C) payment of reasonable directors fees, (D) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (E) Affiliate Transactions in effect or approved by the Board of Directors on the Issue Date, including any amendments thereto (provided that the terms of such amendments are not materially less favorable to the Company or the relevant Restricted Subsidiary than the terms of such agreement prior to such amendment), (F) transactions with respect to capacity or dark fiber between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate and joint sales and marketing pursuant to an agreement or agreements between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate (provided that in the case of this clause (G), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, are either (x) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (y) involve the provision by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary of sales and marketing services, operations, administration and maintenance services or development services for which the Company or such Restricted Subsidiary receives a fair rate of return (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Transfer Agent) above its expenses of providing such services; (H) any transaction entered into in the ordinary course of business between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or any Affiliate (provided that in the case of this clause (H), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party) and
(I) Restricted Payments that are permitted by the covenant described above under paragraph (j)(1).

               (5) Business Activities The Company will not, and will not permit
                   -------------------
any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

               (6) Reports Whether or not required by the rules and regulations
                   -------
of the Commission, so long as any Preferred Stock is outstanding, the Company will furnish to the Holders of the Preferred Stock (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (B) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will be deemed to have satisfied such requirements if GCL files and provides reports, documents and information of the types otherwise so required by the Commission, in each case within the applicable time periods, and the Company is not required by the Commission to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by GCL. Furthermore, the Company will agree that, for so long as any Preferred Stock remains outstanding (and regardless of the immediately preceding sentence), it will furnish to the Holders of the Preferred Stock and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


                                  DEFINITIONS

As used in this Certificate of Designation, the following terms shall have the following meanings, unless the context otherwise requires:

          "AC" or "Atlantic Crossing" means the four fiber pair, self healing ring, fiber optic submarine cable system known as "Atlantic Crossing" or "AC-1" which will provide direct telecommunications service between the United States and Northern Europe with landing stations in the United States, United Kingdom, The Netherlands and Germany, and all extensions and upgrades thereto.

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

          "AC Subsidiaries" means GTH and all of its direct and indirect Subsidiaries.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Asset Sale" means (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition of capacity or dark fiber on any cable system owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Restricted Subsidiary for use in a Permitted Business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under paragraph
(i)(1) and/or the provisions described above under paragraph (j)(3) and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of its Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25.0 million or (b) for net proceeds in excess of $25.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (iii) a Restricted Payment that is permitted by the covenant described above under paragraph (j)(1); (iv) a transfer of assets by the Company or a Restricted Subsidiary in connection with a Qualified Receivables Transaction; and (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Permitted Business and that is disposed of in the ordinary course of business.

          "Board of Directors" means the board of directors or other governing body of the Company.

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

          "Board Resolution" means a duly authorized resolution of the Board of Directors.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

          "Change of Control" means the occurrence of any of the following: (i) any "person" (as such term is unused in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company or GCL, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company or GCL than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or GCL (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation), (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company or GCL, (iii) the Company or GCL consolidates or merges with or into any other Person, other than a consolidation or merger (a) of the Company into GCL or GCL into the Company, or the Company or GCL into a Wholly Owned Restricted Subsidiary of the Company or (b) pursuant to a transaction in which the outstanding Voting Stock of the Company or GCL is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company or GCL, respectively, immediately prior to such transaction, beneficially own, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of GCL or the Company and its Restricted Subsidiaries taken as a whole to any person other than a Wholly Owned Restricted Subsidiary of the Company or a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of which is owned, directly or indirectly, following such transaction or transactions by the Permitted Holders; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Restricted Subsidiary for use in its business, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Restricted Subsidiary shall not be deemed a disposition of assets for purposes of this clause (iv).

          "Consolidated Capital Ratio" means, with respect to the Company or any of its Restricted Subsidiaries, as of the date of any incurrence of Indebtedness or issuance of Disqualified Stock, the ratio of (i) the aggregate consolidated principal amount of Indebtedness outstanding and the Liquidation Preference of Disqualified Stock as of the most recent quarterly or annual balance sheet, after giving pro forma effect to the incurrance of such Indebtedness or the issuance of such Disqualified Stock and any other Indebtedness incurred and Disqualified Stock issued since such balance sheet date, and the receipt and application of the proceeds therefrom to (ii) Consolidated Net Worth as of such balance sheet date after giving pro forma effect to the issuance of Equity Interests (other than Disqualified Stock) issued since the balance sheet date and the receipt and application of the proceeds therefrom).

          "Consolidated Cash Flow" means, with respect to the Company for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus, to the extent that any of the following items were deducted or added (without duplication) in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss (less any gain) plus any net loss (less any gain) realized in connection with any Asset Sale, plus (ii) provision for taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, plus (iii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, plus (iv) any Preferred Stock dividends to the extent subtracted in arriving at net income, plus (v) depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale charged to cost of sales), but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior

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period) of the Company and its Restricted Subsidiaries for such period, minus
(vi) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), plus
(vii) any change in Deferred Revenue, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements (excluding agreements evidencing Indebtedness incurred in accordance with paragraph (j)(2)(ii)(K), to which this provision shall not apply), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

          "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its Consolidated Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) amortization of debt issuance costs and original issue discount, (ii) non-cash interest payments,
(iii) the interest component of any deferred payment obligations, (iv) the interest component of all payments associated with Capital Lease Obligations,
(v) commissions, discounts and other fees and charges incurred in respect of Letter of Credit or bankers' acceptance financings and (vi) net payments (if any) pursuant to Hedging Obligations).

          "Consolidated Leverage Ratio" means, with respect to the Company or any of its Restricted Subsidiaries, as of the date of any incurrence of Indebtedness or issuance of Disqualified Stock, the ratio of (i) the aggregate consolidated principal amount of Indebtedness outstanding and the Liquidation Preference of Disqualified Stock as of the most recent quarterly or annual balance sheet, after giving pro forma effect to the incurrance of such Indebtedness or the issuance of such Disqualified Stock and any other Indebtedness incurred and Disqualified Stock issued since such balance sheet date, and the receipt and application of the proceeds therefrom to (ii) Consolidated Cash Flow for the four full fiscal quarters ending on or prior to the date of incurrence of such Indebtedness or issuance of such Disqualified Stock for which consolidated financial statements are available.

          "Consolidated Net Income" means, with respect to the Company for any period, the aggregate of the net income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus, to the extent that any of the following items were deducted in computing such Consolidated Net Income, (a) non-recurring, non-cash charges (other than charges arising from write-downs of assets) and (b) non-cash compensation charges arising from stock options or other similar employee benefit or compensation plans; provided that (i) the net income (but not loss) of any Restricted Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Wholly Owned

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

Restricted Subsidiary thereof by such Restricted Subsidiary, (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period, (iii) for purposes of clause (c) in paragraph (j)(1), the net income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, (excluding any such restrictions relating to AC-1 to which this clause (iii) shall not apply), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, except that the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, (iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (v) the equity of the Company or any Restricted Subsidiary in the net income of any Unrestricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (but not in excess of the amount of the net income of such Unrestricted Subsidiary for such period) and (vi) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to the Company as of any date, the sum of (i) the consolidated equity of the common shareholders of the Company and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on the Company's balance sheet as of such date with respect to the Preferred Stock and any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business and other than write-ups attributable to the PCG Warrants) subsequent to the date of the Indenture in the book value of any asset owned by the Company or a consolidated Restricted Subsidiary of the Company, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Consolidated Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents,

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

unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

          "Continuing Directors" means individuals who at the beginning of the period of determination constituted the Board of Directors of the Company or GCL, as the case may be, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or GCL, as the case may be, was approved by a vote of at least a majority of the directors of the Company or GCL, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

          "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Deferred Revenue" means amounts appearing as a liability on the financial statements of the Company as prepared according to GAAP classified as deferred revenue to the extent of cash received in connection therewith.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving Holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the Holders of such Capital Stock than the provisions applicable to the Notes contained in the covenant described under paragraph (i)(1) and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the covenant described under paragraph (i)(1).


          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

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

          "Equity Offering" means an offering for cash by GCL or the Company of its common stock, or options, warrants or rights to acquire such common stock.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Company's 10 1/2 % Senior Subordinated Exchange Notes due 2008.

          "Exchange Offer" means the registered exchange offer to be made by the Company with respect to the Preferred Stock or the Exchange Notes, as applicable, pursuant to the terms of the Registration Agreement.

          "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof, until such amounts are paid.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

          "GCL" means Global Crossing Ltd., a Bermuda Company.

          "GCL Expenses" means (i) costs (including all professional fees and expenses) incurred by GCL to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of GCL owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iii) fees and expenses payable by GCL in connection with the issuance of the Notes, (iv) other operational expenses of GCL incurred in the ordinary course of business and (v) expenses incurred by GCL in connection with any public offering of Capital Stock or Indebtedness (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as GCL shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.


          "Global Access Limited" means Global Access Limited, a Japanese corporation, and all of its direct and indirect Subsidiaries.

          "GTH" means Global Telesystems Holdings Ltd., a Bermuda company.

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

          "Government Securities" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentally thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the issuer's option.

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

          "Holder" means, as applicable, a Person in whose name Preferred Stock is, or Notes are, registered.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding

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

commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company or such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under paragraph (j)(1).

          "Issue Date" means December 2, 1998.

          "Letters of Credit" means one or more irrevocable direct pay letters of credit issued by a bank or other financial institution to support the payment of equity obligations of the Company to its Project Subsidiaries.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MAC Subsidiaries" means Mid-Atlantic Crossing Holdings Ltd., a Bermuda company, and all of its direct and indirect Subsidiaries.

          "Management Advances" means loans or advances made to directors, officers or employees of GCL, the Company or any Restricted Subsidiary (i) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (ii) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (iii) in the ordinary course of business not exceeding $10.0 million in the aggregate at any time outstanding.

          "Mandatory Redemption Date" means December 1, 2008.

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

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

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means any Co-Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers Certificate" means a certificate signed by two Officers.

          "PCG Warrants" means the warrants issued pursuant to the Warrant Agreement, dated as of January 21, 1998, as amended through the date of the Senior Notes Indenture.

          "PC-1 Companies" means Pacific Crossing Ltd., a Bermuda company, and all of its direct and indirect Subsidiaries.

          "Permitted Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company or any of its Restricted Subsidiaries on the date of issuance of the Preferred Stock.

          "Permitted Holder" means Pacific Capital Group, Inc. and CIBC Oppenheimer Corp., and their respective Affiliates.

          "Permitted Investments" means (a) any Investment in the Company or in Restricted Subsidiaries of the Company that are engaged in a Permitted Business;
(b) any Investment in Cash Equivalents; (c) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment
(i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under paragraph
(i)(2); (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) other Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $25.0 million; (g) any Investment made in a Receivables Entity in a Qualified Receivables Transaction; and (h) any investment by the Company or a Restricted Subsidiary in any Person engaged in a Permitted Business with the Company or such Restricted Subsidiary, provided that such investment is necessary or integral to the Company's or such Restricted Subsidiary's Permitted Business and provided, further that any such investment is the minimum amount reasonably necessary for such Permitted Business and to comply with local law.

          "Permitted Liens" means (i) Liens to secure Senior Debt permitted to be incurred under the Indenture; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date hereof; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such Restricted Subsidiary; (x) Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations; (xi) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xii) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (xiii) Liens arising out of judgments or awards against or other court proceedings concerning the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with generally accepted accounting principles; (xiv) any interest or title of a lessor in the property subject to any lease other than a capital lease. and (xv) Liens not otherwise permitted by the foregoing clauses (i) through (xiv) securing Indebtedness in an aggregate amount not to exceed 10% of the Company's Consolidated Tangible Assets.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Preferred Stock" means the 10.5% Senior Exchangeable Preferred Stock due 2008.

          "Purchase Money Indebtedness" means Indebtedness (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, financing, installation, acquisition, lease, development, design, engineering, financing, testing, start-up, upgrade, completion or improvement of any assets used or useful in a Permitted Business, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a

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

Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, and the proceeds of such receivables.

          "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company may make an Investment and to which the Company or any Subsidiary of the Company transfers receivables and related assets) which engages in no activities other than in connection with the financing of receivables and which is designated by the Board of Directors (as provided below) as a Receivables Entity, (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables, and
(c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Registration Agreement" means the Registration Rights Agreement, dated as of December 2, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Related Taxes" means any taxes, charges or assessments, including, but not limited to, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than taxes measured by income and withholding imposed on payments made by GCL required to be paid by GCL by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company of receiving dividends from or other distributions in respect of the Capital Stock of the Company, or having guaranteed any obligations of the Company of any Subsidiary thereof, or having made any payment in respect of any of the items for which the

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Company is permitted to make payments to GCL pursuant to the covenant described above under paragraph (j)(1).

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary and, with respect to the PC-1 Companies, upon designation thereof by the Board of Directors as "Restricted Subsidiaries," whether or not the PC-1 Companies meet the 50% test specified in the definition of "Subsidiary."

          "Senior Debt" means (i) all Indebtedness represented by the Senior Notes, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

          "Senior Notes" means the Company's 9 5/8% Senior Notes due 2008.

          "Senior Notes Indenture" means the indenture pursuant to which the Senior Notes were issued.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in securitization of receivables transactions.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such

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Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Transfer Agent" means First Chicago Trust Company of New York.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and
(c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under paragraph (j)(1). If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under paragraph (j)(2), the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under paragraph (j)(2), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries, except for the PC-1 Companies, and the AC Subsidiaries may not be designated as Unrestricted Subsidiaries unless and until the PC-1 Companies are designated as Restricted Subsidiaries.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

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

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.








This schedule will be attached to the Bye-Laws and become part of the Bye-Laws.



            IN WITNESS WHEREOF, the Company has caused this Certificate to be
signed by [      ], its [       ], this 1st day of December 1998.

                                GLOBAL CROSSING HOLDINGS LTD.


                                By: /s/ K. Eugene Shutler
                                    --------------------------------------
                                         Name:  K. Eugene Shutler
                                         Title: President

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